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                                  Exhibit 10.15

        Amendment to Investment Letter and Registration Rights Agreement
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  This Amendment is made by and between Pitt-Des Moines, Inc. ("Company") and
P.O. Elbert ("Stockholder") as of the date last written below.

  Whereas the Company and Stockholder entered into an Investment Letter and Registration Rights Agreement dated September 3, 1993, a copy of which is attached hereto;

  Whereas the Company declared a 3 for 2 stock split effective March 28, 1997 as to shares subject to the above-referenced agreement;

     Whereas, on the date hereof, of the 10,000 shares originally subject to the above-referenced agreement there remain 3,555 shares (pre-split) subject thereto by reason of Stockholder's earlier sale of 6,455 shares (pre-split) pursuant to the terms of the above-referenced agreement; and

  Whereas the Board of Directors of the Company, in effecting said stock split, directed that the value and number of shares subject to such agreement be amended to reflect said stock split.

  Now therefore, intending to be legally bound, the parties hereto agree as follows:

  A. The number of shares of the Company common stock subject to the above referenced agreement shall be restated to be 5,332.5 shares as of the date hereof.

  B. The agreement referenced herein is otherwise unchanged and remains in full force and effect.

 Witness the signatures of the parties.  Executed in Duplicate.


Attest:                     Pitt-Des Moines, Inc.


/s/  T. R. Lloyd            /s/  R. A. Byers
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By:                         By:

Witness:


/s/  J. M. Snyder              /s/  P. O. Elbert
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                                  P.O. Elbert


                          Dated:      September 3, 1997
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